As filed with the Securities and Exchange Commission on February 19, 1997 Registration No. 33-________

________________________________________________________________________________


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               _________________

                                InterTAN, Inc.
            (Exact name of registrant as specified in its charter)

           Delaware                                          75-2130875
 (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                       Identification No.)

 201 Main Street, Suite 1805, Fort Worth, Texas               76102
 (Address of Principal Executive Offices)                   (Zip Code)

                               __________________

                     InterTAN, Inc. Stock Purchase Program
                           (Full title of the plan)

                              ___________________

                            David S. Goldberg, Esq.
                 Vice President, Secretary and General Counsel
             201 Main Street, Suite 1805, Fort Worth, Texas  76102
                    (Name and address of agent for service)

                                (817) 348-9701
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of securities           Amount to be     Proposed maximum      Proposed maximum      Amount of
to be registered               registered       offering price      aggregate offering    registration
                                                 per share(1)            price(1)             fee
------------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share(2)   2,250,000 shares         $4.375               $9,843,750        $2,982.66
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h); the offering price and registration fee are based on a price of $4.375 per share, which price is an average of the high and low prices of the Common Stock on the New York Stock Exchange on February 14, 1997.

(2)  Includes related preferred share purchase rights.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

          The contents of the registration statements, including any amendments thereto (the "Prior Registration Statements"), of InterTAN, Inc. (the "Registrant") on Form S-8, Registration Nos. 33-13880 and 33-63090, filed with the Securities and Exchange Commission, including the documents incorporated by reference therein, are incorporated by reference into this registration statement.

          In addition to the Prior Registration Statements described above, the following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement and made a part hereof:

               (a) the Registrant's Annual Report on Form 10-K for the year ended June 30, 1996;

               (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996 and December 31, 1996; and

               (c) the description of the Registrant's Common Stock contained in Form 10 dated October 2, 1986, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Share Reserve Increased
-----------------------


          On February 17, 1997, the Board of Directors of the Registrant, at a duly called and convened meeting, approved the increase in the number of shares of the Registrant's Common Stock which are reserved and authorized for future issuance under the InterTAN, Inc. Stock Purchase Program from 2,200,000 to 4,450,000 (a reserve increase of 2,250,000 shares of Common Stock).

ITEM 4.       DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the issuance of the Common Stock registered hereby will be passed upon by David S. Goldberg, Esq.,Vice President, Secretary and General Counsel of the Registrant.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant is incorporated in the State of Delaware. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. Article XIV of the Registrant's Amended and Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

          A Delaware corporation also has the power to purchase and maintain insurance for such persons. The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they might not be indemnified by the Registrant.

          Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains such a provision.

          The above discussion of the Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation, Amended and Restated Bylaws and statutes.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.       EXHIBITS.

          In addition to the exhibits filed with or incorporated by reference into the Prior Registration Statements, the following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.

Exhibit No.     Description of Exhibit
-----------     ----------------------

4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to exhibit 4(a) to the Registrant's registration statement on Form S-3 File No. 33-74314).

4.1.1 Certificate of Amendment of Restated Certificate of Incorporation (Filed as Exhibit 3(a)(i) to Registrant's Annual Report on Form 10-K for fiscal year ended June 30, 1995 and incorporated herein by reference).

4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (filed as exhibit 3(a)(i) to Registrant's registration statement on Form 10 and incorporated by reference herein).

4.3 Amended and Restated Rights Agreement between Registrant and The First National Bank of Boston (filed as exhibit 4(b) to Registrant's current report on Form 8-K dated September 25, 1989 and incorporated by reference herein).

Exhibit No.     Description of Exhibit
-----------     ----------------------

4.4 Trust Indenture dated as of September 20, 1993, between the Registrant and Montreal Trust Company of Canada, as trustee, providing for the issuance of 9% Convertible Subordinated Debentures due August 30, 2000 (filed as exhibit 4(c) to the Registrant's Annual Report on Form 10-K for fiscal year ended June 30, 1993, and incorporated herein by reference).

4.5 Warrant Agreement dated as of August 5, 1993, between the Registrant and Trans World Electronics, Inc., providing for the issuance of 1,449,007 Warrants (filed as exhibit 10(h) to the Registrant's Annual Report on Form 10-K for fiscal year ended June 30, 1993, and incorporated herein by reference).

5.1* Opinion of David S. Goldberg, Vice President, Secretary and General Counsel of the Registrant, as to the legality of the securities registered hereby.

23.1*           Consent of Price Waterhouse LLP.

23.2*           Consent of David S. Goldberg to the use of his opinion filed as
                Exhibit 5.1 (set forth in his opinion filed herewith).

24.1* Powers of Attorney (included on the signature page of this registration statement).

_____________
* Filed herewith


ITEM 9.       UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           [INTENTIONALLY LEFT BLANK]

                                  SIGNATURES

THE REGISTRANT

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 17, 1997.

                                        InterTAN, Inc.


                                        By:  /s/ James T. Nichols
                                           -------------------------------------
                                             James T. Nichols
                                             President and Chief
                                             Executive Officer
                                             (Principal Executive Officer)


                               POWER OF ATTORNEY

          We, the undersigned directors and officers of InterTAN, Inc. hereby appoint James T. Nichols, James G. Gingerich, and David S. Goldberg, each of whom may act without the joinder of the other, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, and each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including, without limitation, power of authority to sign for us, or any of us, in our names in any or all of the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof.

          Pursuant to the requirement of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the dates and in the capacities indicated.

Signature                Title                          Date
---------                -----                          ----

 /s/ James T. Nichols    President, Chief Executive     February 17, 1997
 ---------------------   Officer and Director
 James T. Nichols        (Principal Executive Officer)

  /s/ John A. Capstick        Chairman of the Board           February 17, 1997
  ------------------------    of Directors
  John A. Capstick



  /s/ James G. Gingerich      Senior Vice President           February 17, 1997
  ------------------------    and Chief Financial Officer
  James G. Gingerich          (Principal Financial Officer)



  /s/ Douglas C. Saunders     Vice President and              February 17, 1997
  ------------------------    Corporate Controller
  Douglas C. Saunders         (Principal Accounting Officer)



  /s/ John H. McDaniel        Director                        February 17, 1997
  ------------------------
  John H. McDaniel



  /s/ Clark A. Johnson        Director                        February 17, 1997
  ------------------------
  Clark A. Johnson


  /s/ Walter F. Loeb          Director                        February 17, 1997
  ------------------------
  Walter F. Loeb


                              Director                        February 17, 1997
  ------------------------
  W. Darcy McKeough


  /s/ Ron G. Stegall          Director                        February 17, 1997
  ------------------------
  Ron G. Stegall

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                          Description
------                          -----------

4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to exhibit 4(a) to the Registrant's registration statement on Form S-3 File No. 33-74314).

4.1.1 Certificate of Amendment of Restated Certificate of Incorporation (Filed as Exhibit 3(a)(i) to Registrant's Annual Report on Form 10-K for fiscal year ended June 30, 1995 and incorporated herein by reference).

4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (filed as exhibit 3(a)(i) to Registrant's registration statement on Form 10 and incorporated by reference herein).

4.3 Amended and Restated Rights Agreement between Registrant and The First National Bank of Boston (filed as exhibit 4(b) to Registrant's current report on Form 8-K dated September 25, 1989 and incorporated by reference herein).

4.4 Trust Indenture dated as of September 20, 1993, between the Registrant and Montreal Trust Company of Canada, as trustee, providing for the issuance of 9% Convertible Subordinated Debentures due August 30, 2000 (filed as exhibit 4(c) to the Registrant's Annual Report on Form 10-K for fiscal year ended June 30, 1993, and incorporated herein by reference).

4.5 Warrant Agreement dated as of August 5, 1993, between the Registrant and Trans World Electronics, Inc., providing for the issuance of 1,449,007 Warrants (filed as exhibit 10(h) to the Registrant's Annual Report on Form 10-K for fiscal year ended June 30, 1993, and incorporated herein by reference).

5.1* Opinion of David S. Goldberg, Vice President, Secretary and General Counsel of the Registrant, as to the legality of the securities registered hereby.

Exhibit
Number                          Description
------                          -----------

23.1*     Consent of Price Waterhouse LLP.

23.2*     Consent of David S. Goldberg to the use of his opinion filed as
          Exhibit 5.1 (set forth in his opinion filed herewith).

24.1* Powers of Attorney (included on the signature page of this registration statement).

_____________
* Filed herewith